Exhibit 3.2.1

PROPOSED AMENDMENTS TO THE

BY-LAWS

OF

PASSUR AEROSPACE, INC.

1.	Article I (“OFFICES”) is amended to read in its entirety as follows:
“ARTICLE I – OFFICES

The offices of the corporation, including its principal office, may be located at such places as the board of directors may from time to time determine.”

2.	Article II, Section 1 (“PLACE OF MEETINGS”) is amended to read in its entirety as follows:
“1. PLACE OF MEETINGS.

Meetings of shareholders shall be held at such place as the board shall determine.”

3.	Article II, Section 3 (“SPECIAL MEETINGS”) is amended to read in its entirety as follows:
“3. SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the board or by the chairman of the board, any vice chairman or the president, and shall be called by any of them or the secretary upon receipt of the written request of (a) a majority of the board or (b) the holders of at least ten percent (10%) of all the outstanding shares of the Corporation’s capital stock entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.”

4.	Article II, Section 10 (“VOTE OF SHAREHOLDERS”) is amended to read in its entirety as follows:
“10. VOTE OF SHAREHOLDERS.

Except as otherwise required by statute, by the certificate of incorporation or by Article XII of these by-laws:

(a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

(b) all other corporate action shall be authorized by a majority of the votes cast.”

5.	Article III, Section 7 (“RESIGNATION”) is amended to read in its entirety as follows:
“7. RESIGNATION.

A director may resign at any time by giving written notice to the board, the chairman of the board or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board, the chairman of the board or the secretary of the corporation, and the acceptance of the resignation shall not be necessary to make it effective.”

6.	Article III, Section 10 (“PLACE AND TIME OF THE BOARD MEETINGS”) is amended to read in its entirety as follows:
“10. PLACE OF THE BOARD MEETINGS.

The board may hold its meetings at such place as it may from time to time determine.”

7.	Clause (a) of Article III, Section 12 (“NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT”) is amended to read in its entirety as follows:
“12. NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

(a) Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the chairman of the board, any vice chairman or the president upon three days’ notice to each director either personally or by mail or by wire; special meetings shall be called by any of them or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.”

8.
Article III, Section 14 (“CHAIRMAN OF THE BOARD”) and Section 15 (“VICE CHAIRMEN OF THE BOARD”) each as set forth below are hereby inserted in the By-Laws immediately following Article III, Section 13 thereof:

“14. CHAIRMAN OF THE BOARD.

The board shall designate from among its members a chairman of the board, who may be, but who does not have to be, an officer of the corporation. The chairman of the board shall preside over all meetings of the board and of the shareholders and shall be an ex officio member of all committees of the board unless otherwise provided in the resolution for a particular committee. The chairman of the board shall exercise all powers and perform all duties incident to the office of chairman of the board and shall exercise such other powers and perform such other duties as may be prescribed from time to time by the board.

15. VICE CHAIRMEN OF THE BOARD.

The board may designate from among its members one or more vice chairmen of the board, each of whom may be, but does not have to be, an officer of the corporation.  Each vice chairman of the board shall be an ex officio member of all committees of the board unless otherwise provided in the resolution for a particular committee.  The vice chairman of the board shall exercise such powers and perform such duties as may be prescribed from time to time by the board.”

9.
The former Article III, Section 14 (“COMPENSATION”), Section 15 (“ACTION IN LIEU OF MEETING”) and Section 16 (“TELEPHONIC PARTICIPATION”) are hereby renumbered as Article III, Section 16 (“COMPENSATION”), Section 17 (“ACTION IN LIEU OF MEETING”) and SECTION 18 (“TELEPHONIC PARTICIPATION”), respectively.

10.	Article IV, Section 1 (“OFFICES, ELECTION, TERM”) is amended to read in its entirety as follows:
“1. OFFICES, ELECTION, TERM.

(a) Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a chairman, one or more vice chairmen, a president, one or more executive vice-presidents, senior vice presidents and/or vice presidents, a secretary, and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as provided herein; provided, that if the board wishes to appoint a chief executive officer of the corporation, it will designate the chairman, a vice chairman or president as the chief executive officer.

(b) The chief executive officer, or another officer designated by the board, shall have general responsibility for implementation of the corporation’s policies and for the management of the corporation’s business and affairs, in each case, as determined by the board and shall have any other duties that the board shall prescribe.”

(c) All officers shall be elected or appointed to hold office at the pleasure of the board.”

11.	Clause (c) of Article IV, Section 2 (“REMOVAL, RESIGNATION, SALARY, ETC.”) shall be amended to read in its entirety as follows:
“(c) Any two or more offices may be held by the same person, except that the same person cannot hold (i) the offices of secretary and president or (ii) the offices of secretary and chief executive officer.”

12.	Article IV, Section 3 (“PRESIDENT”) is amended to read in its entirety as follows:
“3. PRESIDENT.

The president shall perform such duties as may be assigned to him by these by-laws or by the board from time to time. The offices of president and chief executive officer may constitute two separate and distinct offices.”

13.	Article IV, Section 4(“VICE PRESIDENTS”) is amended to read in its entirety as follows:
“4. VICE PRESIDENTS.

(a)	Executive Vice Presidents. Each executive vice president shall perform such duties as the chief executive officer, the president or the board shall prescribe.
(b)	Senior Vice Presidents. Each senior vice president shall perform such duties as the chief executive officer, the president or the board shall prescribe.
(c)	Vice Presidents. Each vice president shall perform such duties as the chief executive officer, the president or the board shall prescribe.”

14.	Article IV, Section 7 (“TREASURER”) is amended to read in its entirety as follows:
“7. TREASURER.

The treasurer shall:

(a) have the custody of the corporate funds and securities;

(b) keep full and accurate accounts of receipts and disbursements in the corporate books;

(c) deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

(d) disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

(e) render to the board, and the chief executive officer at the regular meetings of the board, or whenever they require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation;

(f) render a full financial report at the annual meeting of the shareholders if so requested;

(g) be furnished by all corporate officers and agents at his or her request, with such reports and statements as he or she may require as to all financial transactions of the corporation;

(h) perform such other duties as are given to him or her by these by-laws or as from time to time are assigned to him or her by the board, the chief executive officer or the president.”

15.	Article IV, Section 8 (“ASSISTANT-TREASURER”) is amended to read in its entirety as follows:
“1. ASSISTANT-TREASURER.

During the absence or disability of the treasurer, the assistant treasurer, or if there are more than one, the one so designated by the chief executive officer or the board, shall have all the powers and functions of the treasurer.”

16.	The fourth line of Article XI (“INDEMNIFICATION”), Section (b)(i) is amended by deleting the word “corportion” and replacing it with the word “corporation.”

17.	Article V, Section 1 (“CERTIFICATES”) is amended to read in its entirety as follows:
“1. CERTIFICATES.

The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the corporation’s books as they are issued. They shall exhibit the holder’s name and the number of shares and shall bear the corporate seal and be signed by (i) the chief executive officer, president or a vice-president and (ii) the treasurer or secretary.”

18.	Article XII (“BY-LAW CHANGES”) is amended to read in its entirety as follows:
“ARTICLE XII – BY-LAW CHANGES AND SECURITY ISSUANCE

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS AND ISSUANCE OF NEW CAPITAL STOCK OR DEBT SECURITIES.

(a) Except as otherwise provided in the certificate of incorporation, Article XI(e) hereof or Article XII(c) hereof, the by-laws may be amended, repealed, or adopted by a vote of the holders of the shares entitled to vote in the election of any directors.  By-laws may also be amended, repealed or adopted by a vote of 75% of the board, but any by-law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

(b) If any by-law regulating an impending election of directors is adopted, amended, or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended, or repealed, together with a concise statement of the changes made.

(c) No capital stock of the corporation (including any founders’ shares, super-voting shares or the like), or any obligations, debt securities or other securities convertible into or exchangeable or exercisable for any capital stock, or warrants, options or other rights to acquire or purchase capital stock or securities of the corporation, shall be offered, sold or issued by the corporation unless such offer, sale or issuance is approved by (i) the affirmative vote of the holders of at least a majority of the then-outstanding shares of the corporation or (ii) 75% of the board.”

All other provisions of the By-Laws shall remain in full force and effect.

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Adopted and effective as of September 6, 2019.